Exhibit 99.1

Erie Indemnity Board of Directors Announces Additional Nominee;
Increases Board Size to 15 Members

Erie, Pa., April 10, 2007 – At a special meeting of the Erie Indemnity Company (NASDAQ: ERIE) Board of Directors held today, the Board accepted and approved an additional nomination to the slate of directors for election at the 2007 Annual Meeting of Shareholders. The new proposed slate of directors includes the nominees set forth in the Proxy Statement, dated March 16, 2007, with the addition of Thomas B. Hagen. Mr. Hagen has been nominated by the H.O. Hirt Trusts. The Board has also made the determination that Mr. Hagen would be considered an independent director for purposes of the NASDAQ listing standards. At the meeting, the Board also chose to expand the size of the Board of Directors from 14 to 15 members.

Mr. Hagen is currently chairman/owner of Custom Group Industries located in Erie, Pa., and has served in that capacity for more than five years. He is also the general partner of the Hagen Family Limited Partnership, which is a record owner of 17.5 percent of the Company’s Class A nonvoting common stock. Mr. Hagen previously served as a member of the Board of Directors of the Company for 19 years until 1998 and as the chief executive officer of the Company from Nov. 1990 through Sept. 1993. The Proxy Statement under the Beneficial Ownership of Common Stock section and footnote 5 following that table, describes Mr. Hagen’s ownership of the Company’s Class A nonvoting and Class B common stock.

The slate of nominees for election at the Annual Meeting of Shareholders includes the following individuals: Kaj Ahlmann, John T. Baily, J. Ralph Borneman, Jr., Patricia Garrison-Corbin, Jonathan Hirt Hagen, Susan Hirt Hagen, Thomas B. Hagen, C. Scott Hartz, F. William Hirt, Claude C. Lilly, III, Jeffrey A. Ludrof, Lucian L. Morrison, Thomas W. Palmer, Elizabeth A. Vorsheck, and Robert C. Wilburn. The Annual Meeting of Shareholders will be held at the Company’s headquarters on Tuesday, April 17, 2007.

Erie Indemnity Company provides management services to the member companies of the Erie Insurance Group, which includes the Erie Insurance Exchange, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company.

Erie Indemnity Company provides management services to the member companies of the Erie Insurance Group, which includes the Erie Insurance Exchange, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company. According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 15th largest automobile insurer in the United States based on direct premiums written and the 22nd largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has almost 3.8 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group ranked 421 on the FORTUNE 500 and Erie Indemnity Company is included in Forbes Magazine’s PLATINUM 400 list of the best-managed companies in America.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. These statements include certain discussions relating to management fee revenue, cost of management operations, underwriting, premium and investment income volume, business strategies, profitability and business relationships and the Company’s other business activities during 2007 and beyond. In some cases, you can identify forward-looking statements by terms such as “may,” will,” “should,” “could,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions. These forward-looking statements reflect the Company’s current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict.

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